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                                                                     Exhibit 3.2

                             ARTICLES OF AMENDMENT
                             AMENDING AND RESTATING
                            ARTICLES OF INCORPORATION
                                       OF
                            YOUNG AMERICA CORPORATION

            Young America Corporation, a Minnesota corporation, hereby adopts and files with the Secretary of State these Articles of Amendment Amending and Restating Articles of Incorporation of Young America Corporation pursuant to
Section 302A.139 of the Minnesota Business Corporation Act.

            1. The name of the corporation is Young America Corporation.

            2. The document entitled "Amendment and Restatement of Articles of Incorporation of Young America Corporation," marked Exhibit A attached hereto, contains the full text of the amended and restated articles of incorporation of Young America Corporation.

            3. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

            4. These Articles of Amendment and Restating Articles of Incorporation of Young America Corporation have been approved and adopted by the directors and shareholders of Young America Corporation as required by the Minnesota Business Corporation Act.

            5. The Amendment and Restatement of Articles of Incorporation attached hereto as Exhibit A amend and restate the articles of the corporation in their entirety and such restated articles supersede the original articles and all amendments to them.

            IN WITNESS WHEREOF, the undersigned, the Chairman of Young America Corporation, being duly authorized on behalf of Young America Corporation, has executed this document this 24th day of November, 1997.

                                        YOUNG AMERICA CORPORATION


                                        By /s/ Jay F. Ecklund
                                           ---------------------
                                           Jay F. Ecklund
                                           Its Chairman

                          AMENDMENT AND RESTATEMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                            YOUNG AMERICA CORPORATION

      This Amendment and Restatement has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act and supersedes the prior Articles and all amendments or restatements thereto.

                                 ARTICLE FIRST

                                      NAME

      The name of the corporation (hereinafter referred to as the "Corporation") is Young America Corporation.

                                 ARTICLE SECOND

                                REGISTERED OFFICE

      The registered office of the Corporation in the State of Minnesota is at 717 Faxon Road, Young America, Minnesota 55397.

                                 ARTICLE THIRD

                                  CAPITAL STOCK

3.1.  Certain Defined Terms

            As used herein, the following capitalized terms shall have the following meanings:

            "Articles" means this Amendment and Restatement of Articles of Incorporation, as the same may from time to time be further amended or restated.

            "Designations" means, with respect to a particular class of capital stock of the Corporation, the designations, powers, preference and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof.

            "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


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            "Regulated Stockholder" means (i) BT Capital Partners, Inc. and any other Person (A) that is licensed as a Small Business Investment Company by the United States Small Business Administration, (B) that holds equity securities of the Corporation and (C) that has given written notice to the Corporation that such Person is a Regulated Stockholder and (ii) Ontario Teachers' Pension Plan Board.

            "Stockholders' Agreement" means the Stockholders' Agreement dated as of November 25, 1997, among the Corporation and the Stockholders named therein, as amended or modified from time to time.

3.2.  Authorized Shares

            The total number of shares of stock which the Corporation shall have authority to issue is 6,000,000 shares of common stock, $1.00 par value (collectively, the "Common Stock"), consisting of:

            (a) 3,000,000 shares designated as Class A Common Stock (the "Class A Common Stock");

            (b) 1,500,000 shares designated as Class B Common Stock (the "Class B Common Stock"); and

            (c) 1,500,000 shares designated as Class C Common Stock (the "Class C Common Stock").

3.3.  Common Stock

            Except as otherwise provided herein or required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same Designations.

            (a) Voting Rights. Except as otherwise required by applicable law or as set forth herein, the holders of Class B Common Stock and Class C Common Stock shall not be entitled to vote, and the holders of Class A Common Stock shall be entitled to vote together, as a single class, on all matters to be voted on by the Corporation's shareholders. Except as otherwise set forth herein or required by applicable law, each share of Class A Common Stock shall entitle the holder thereof to cast one vote, provided, however, that notwithstanding the foregoing provisions of this
      Section 3.3(a), at any time after the occurrence of a Trigger Event (as defined in the Stockholders' Agreement), each share of Class A Common Stock and each share of Class B Common Stock shall entitle the holder thereof to cast one vote, voting as a single class, on all matters to be voted on by the Corporation's shareholders (except as otherwise required by applicable law). The affirmative vote of a majority of the total number of shares entitled to be voted on any issue at a shareholder meeting at which a quorum is present shall constitute the approval of the matter voted on.


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            (b) In addition to, and without limiting the generality of the foregoing, the affirmative vote of a majority of the total number of shares of Class B Common Stock voting at a meeting at which a quorum is present, voting separately as a class (with each share entitling the holder to one vote at all times), will be required for (i) the authorization, issuance or sale of additional shares of Class B Common Stock, (ii) the reclassification, cancellation or retirement of the Class B Common Stock, (iii) any amendment, modification, rescission or waiver of any provision of these Articles that adversely affects the Class B Common Stock or (iv) any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction, except that shares of Class B Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class A Common Stock so long as (x) such non-voting securities will vote with such voting securities, as a single class and ratably on a per share basis, upon the occurrence of a Trigger Event and
      (y) all other consideration is equal on a per share basis.

            (c) In addition to, and without limiting the generality of the foregoing, the affirmative vote of a majority of the total number of shares of Class C Common Stock voting at a meeting at which a quorum is present, voting separately as a class (with each share entitling the holder to one vote at all times), will be required for (i) the authorization, issuance or sale of additional shares of Class C Common Stock, (ii) the reclassification, cancellation or retirement of the Class C Common Stock, (iii) any amendment, modification, rescission or waiver of any provision of these Articles that adversely affects the Class C Common Stock or (iv) any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class C Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction, except that shares of Class C Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class A Common Stock so long as all other consideration is equal on a per share basis.

            (d) Dividends and Distributions. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, share and share alike; provided, however, that in (i) the case of dividends or distributions payable in shares of Common Stock, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be paid in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if such dividends or distributions consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock and Class C


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      Common Stock, at such holder's request, dividends or distributions consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities; provided that in the case of the holders of Class B Common Stock, the non-voting securities of the Corporation delivered to such holders will vote with the Class B Common Stock, as a single class and ratably on a per share basis, upon the occurrence of a Trigger Event.

            The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) any class of outstanding Common Stock unless all other classes of Common Stock shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable to the holder of shares of any class of Common Stock only in shares of such class.

            (e) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferences on any outstanding preferred stock, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

            (f) Conversion.

                  (i) Conversion of Class A into Class B Common Stock. Subject to and upon compliance with the provisions hereof, any Regulated Stockholder shall be entitled to convert, at any time and from time to time, any or all of the shares of Class A Common Stock held by such stockholder into the same number of shares of Class B Common Stock.

                  (ii) Conversion of Class B into Class A Common Stock. Subject to and upon compliance with the provisions hereof, each record holder of Class B Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of Class B Common Stock held by such stockholder into the same number of shares of Class A Common Stock. A written request for conversion from a Regulated Stockholder stating such holder's reasonable belief that a conversion is not prohibited by any law or regulation applicable to it in its capacity as a Regulated Stockholder shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner.

                  (iii) Conversion of Class A Common Stock into Class C Common
            Stock. Subject to and upon compliance with the provisions hereof, any Regulated Stockholder shall be entitled to convert, at any time and from time to time, any or all of the shares of Class A Common Stock held by such stockholder into the same number of shares of Class C Common Stock.

                  (iv) Conversion of Class C into Class A Common Stock. Subject to and upon compliance with the provisions hereof, any Regulated Stockholder shall be entitled to convert, at any time and from time to time, any or all of the shares of Class C Common Stock held by such stockholder into the same number of shares of Class A Common Stock. A written request for conversion from a Regulated Stockholder stating such


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            holder's reasonable belief that a conversion is not prohibited by any law or regulation applicable to it in its capacity as a Regulated Stockholder shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner.

                  (v) Automatic Conversion of Class C Common Stock. Upon the
            sale or transfer by any Regulated Stockholder of any shares of Class C Common Stock to any Person who is not a Regulated Stockholder, such shares of Class C Common Stock shall automatically convert without further action (an "Automatic Conversion") into an equal number of shares of Class A Common Stock.

            (g) Conversion Procedures.

                  (i) Mechanics. Each conversion of shares of any class of
            Common Stock of the Corporation into shares of another class of Common Stock of the Corporation (other than an Automatic Conversion) shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of such class of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. A holder may make any such notice of conversion conditional upon the happening of any event or the passage of such time as is specified by such holder in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Promptly after such surrender and the receipt of such written notice of conversion, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to a Deferral Period, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to a Deferral Period, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be


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            issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Corporation. The Corporation shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any applicable law or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares in any manner which would interfere with the timely conversion of any shares. The issuance of certificates for shares of any class of Common Stock (upon conversion of shares of any other class of Common Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of such shares; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted. No fractional shares of capital stock or scrip shall be issued upon conversion of any shares. The number of full shares issuable upon conversion shall be computed on the basis of the aggregate number of shares to be converted by a holder. Instead of any fractional shares which would otherwise be issuable upon conversion of Common Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of such Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

            (h) Notice of Conversion, Redemption, Repurchase, etc. to Regulated Stockholders; Deferral. The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other voting class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities directly or indirectly owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this Section 3.3(h) or such holder's affiliates) unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Class A Common, it shall notify the Corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in


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      response to the notices issued pursuant to this Section 3.3(h) at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this paragraph (b) of this Section 3.3, the Corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares.

            (i) Organic Changes. In case of any reorganization, reclassification or change of shares of any class of common stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of any class of common stock), each holder of a share of any class of common stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of such class of common stock into which such shares might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate or incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of such shares of Class A Common Stock, Class B Common Stock or Class C Common Stock into which such Class A Common Stock, Class B Common Stock or Class C Common Stock might have been converted immediately prior to such event.

3.4.  Miscellaneous.

            (a) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of its capital stock. Upon the surrender of any certificate representing shares of any class of capital stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, other than any applicable transfer tax resulting from the issuance of the new certificate registered in a name other than the name in which the surrendered certificate was registered.

            (b) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate


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      evidencing one or more shares of any class of capital stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            (c) Notices. Unless otherwise provided in these Articles, all notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices or to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                                 ARTICLE FOURTH

            CUMULATIVE VOTING

            Other than as otherwise provided herein, there shall be no cumulative voting by the shareholders of the Corporation. ARTICLE FIFTH

                               PRE-EMPTIVE RIGHTS

      The shareholders of the Corporation shall have no pre-emptive right to subscribe for any issue of shares of any class of the Corporation now or hereafter made.

                                 ARTICLE SIXTH

                                    DIRECTORS

            (a) The Corporation shall be governed by a Board of Directors elected in the manner set forth within the by-laws of the Corporation (the "By-laws"). The number of directors comprising the Board of Directors shall be as determined in accordance with the procedures established therefore within the By-laws. The presence of at least one BT Director shall be required to constitute a quorum at any meeting of the Board of Directors or any committee thereof. At each meeting of the Corporation's Board of Directors (or committee thereof) at which a quorum is present each director shall be entitled to one vote on each matter to be voted on at such meeting; provided, however, that notwithstanding the foregoing provisions of this Article Sixth, at any time after the occurrence of a Trigger Event, the affirmative assent of at least one BT Director (as defined in the Stockholders' Agreement) shall be required for any action (whether by vote or by written consent) of the Board of Directors (or any committee


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thereof). The election of directors of the Corporation need not be by ballot unless the By-laws so require.

                                 ARTICLE SEVENTH

                                   EXCULPATION

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Minnesota Business Corporation Act is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE EIGHTH

                                     BY-LAWS

            In furtherance and not in limitation of the powers conferred by the laws of the State of Minnesota, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Minnesota or these Articles of Incorporation.

                                 ARTICLE NINTH

                            COMPROMISE OR ARRANGEMENT

            Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Minnesota may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation, order a meeting of the creditors or any class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.


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If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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[SEAL OF THE STATE        MINNESOTA SECRETARY OF STATE
OF MINNESOTA]        AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change)

YOUNG AMERICA CORPORATION
--------------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                          ------------------------

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

                                   ARTICLE      1
                                          ---------------

The name of the corporation (hereinafter called the "Corporation") is Young America Holdings, Inc.

The address of the registered office of the Corporation in the State of Minnesota is National Registered Agents, Inc., 1295 Bandana Blvd., N. Suite 300, St. Paul, MN 55108-5116.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                          /s/ Charles D. Weil
                            ----------------------------------------------------
                                      (Signature of Authorized Person)

================================================================================
INSTRUCTIONS                              FOR OFFICE USE ONLY

1. Type or print with black ink.
2. A Filing Fee of: $35.00, made
   payable to the Secretary of State.
3. Return completed forms to:

      Secretary of State                        STATE OF MINNESOTA
      180 State Office Building                 DEPARTMENT OF STATE
      100 Constitution Ave.                           FILED
      St. Paul, MN 55155-1299
      (612)296-2883                                JAN 16 1998

                                                /s/ Joan Anderson Growe

                                                      Secretary of State